Exhibit 1.01

COMMERCIAL VEHICLE GROUP, INC.

Conflicts Minerals Report

For the Year Ended December 31, 2025

Introduction
This Conflict Minerals Report on Form SD (“Form SD”) of Commercial Vehicle Group, Inc. (the “Company,” “CVG,” “we,” or “our”) for the year ended December 31, 2025 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals that are necessary to the functionality or production of their products (such minerals are referred to as “necessary conflict minerals”), excepting conflict minerals that, prior to January 31, 2013, were located “outside of the supply chain” (as defined in the Rule). Conflict minerals include columbite-tantalite (tantalum), cassiterite (tin), wolframite (tungsten) and gold. Numerous terms in this Form SD are defined in the Rule and the reader is referred to that source and to SEC Release No. 34-67716 issued by the SEC on August 22, 2012 for such definitions.

Company Overview and Product Description

The Company (through its subsidiaries) is a global provider of systems, assemblies and components to global commercial vehicle markets and electric vehicle markets. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Company’s Conflict Minerals Policy
Pursuant to our conflict minerals policy, we are committed to avoiding the use of conflict minerals in our products which directly or indirectly finance or benefit armed groups in the Covered Countries.

As part of our efforts to comply with the Rule, we must conduct due diligence inquiries of our supply chain in order to accurately report our compliance with the Rule. We expect our suppliers to respond to information requests from us regarding the uses and sources of conflict minerals in their products including information about minerals that are recycled or scrapped. In order to respond to our information requests, we expect our suppliers to perform due diligence on the source and chain of custody of their conflict minerals in accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

The full text of our Conflict Minerals Policy is available under the “Investors” tab at http://ir.cvgrp.com. The content of any website referred to in this Form SD is included for general information only and unless otherwise indicated is not incorporated by reference in this Form SD.

Conflict Minerals Disclosure
We have concluded in good faith that during 2025:
a)We have manufactured or contracted to manufacture products of which conflict minerals are necessary to the functionality or production of our products, and

b)Based on a reasonable country of origin inquiry (described below), we have reason to believe that certain of our necessary conflict minerals may have originated in the Covered Countries and we have reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources.

Description of Reasonable Country of Origin Inquiry (“RCOI”) Efforts
Below is a description of our efforts to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries.

As part of our RCOI efforts, we exercised due diligence in accordance with the OECD framework on the source and chain of custody of the conflict minerals by utilizing a reasonable risk- based approach to identify and group suppliers into categories including, Out-of-Scope suppliers and In-Scope suppliers. “Out-of-Scope” suppliers include: MRO, packaging, service providers, those that are not necessary to the functionality or production of our products, as well as suppliers whose products have been identified as not containing conflict minerals. “In- Scope” suppliers provide items that are necessary to the function or production of our products, have the potential of containing conflict minerals or the presence of conflict minerals is unknown.

Upon identifying suppliers that met the requirements set forth above (the “Targeted Supplier Group”) we requested those in the Targeted Supplier Group to complete a Conflict Minerals Reporting Template (“CMRT”) or provide written confirmation on the presence of 3TG in the items provided to the Company during the period January 1, 2025 to December 31, 2025. Of those responding, 95% responded using a CMRT or other written confirmation as to the presence of conflict minerals, with 5% of respondents providing invalid CMRT forms, or other written correspondence which did not clearly specify if conflict minerals are present in the items or materials. A number of our Targeted Supplier Group did not respond to requests for information. In the aggregate, we collected or received responses in the form of completed CMRT Forms, written correspondence, or online public statements indicating the presence or non-presence of conflict minerals from less than 25% of our Targeted Supplier Group.

The Process of Distribution, Collection and Review of Completed responses from the Targeted Supplier Group

a.A request was sent to suppliers using our designated conflict minerals or another CVG email address. Responses to customer requests were sent from our designated conflict minerals or another CVG email address, or, when possible, via the iPoint portal. We use iPoint as a tool to respond to customer requests when possible as it is generally known in our industry as a very reliable tool to manage, track and report data across the supply chain.

b.Once the CMRT Forms were returned, they were reviewed for completeness. Our review for completeness included validating that required fields were completed according to the instructions found on the CMRT instructions tab. If the CMRT was uninterpretable, the supplier was contacted for updated information.

c.Written confirmation, including emails, letters or other documentation were also reviewed to determine if conflict minerals were used in the products or materials received during 2025.

The Process of Collection and Review of Information from our Targeted Supplier Group that did not complete CMRT Forms
As disclosed above, we received responses from certain of our Targeted Supplier Group in the form of email, letters or other written correspondence. If the responses received did not provide the required information, we attempted to obtain the required information from the supplier.

Additional Source and Chain of Custody Due Diligence
Approximately 35% of respondents from our Targeted Supplier Group indicated that 1 or more of their conflict minerals either originated in the Covered Countries or they were uncertain as to whether their conflict minerals originated in the Covered Countries. We have communicated our conflict minerals policy to suppliers in our Targeted Supplier Group, and we have informed them that we are committed to avoiding the use of conflict minerals in our products which directly or indirectly finance or benefit armed groups in the Covered Countries.

Risk Mitigation Strategies and Steps to Improve Due Diligence in the Future
In subsequent compliance periods, we intend to continue to improve the collection of due diligence data in order to continue mitigating the risk that necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries. In doing so, we intend to take the following steps, among others:

•Continue to engage our Targeted Supplier Group to increase our response rate for CMRT Forms, and ensure the CMRT Forms we receive are fully completed; and

•Continue to identify process improvements for the next reporting period by benchmarking relevant information, remaining current on guidance from the SEC, and incorporating best practices for good faith RCOI and related due diligence.

Smelters and Refiners
The completed CMRT Forms included information about smelters and refiners, if any, used by our Targeted Supplier Group. A representative sampling of smelters and refiners were then reviewed against the smelter list located on the Responsible Minerals Initiative (“RMI”) website, formally CFSI. Not all of the smelters and refiners from which our suppliers sourced conflict minerals were RMI active or conformant.

We do not have direct smelter relationships. As such, we had limitations in obtaining information independently. RMI, the primary industry scheme currently in place for identifying and auditing smelters and refiners, utilizes a third-party auditor to assess the due diligence information consistent with the OECD Guidance including transportation and transit routes as well as mine origin to determine whether the smelter minerals are conflict free.

Although the RMI does not provide information on transit and transportation routes used between the mine and the smelter, it does review this type of information covered by the in- region sourcing scheme as part of the third-party audit of smelters due diligence practices for sourcing. We relied on information from RMI and third-party audits to assess smelters’ due diligence practices in accordance with the OECD Guidance. This is aligned with the recommendation contained in the OECD Guidance, which allows for the review of the information on country of mineral origin, transit and transportation routes and smelters and refiners through collective efforts.

Below is a List of Smelters and Refiners provided by our Targeted Supplier Group that have been identified as Active or Conformant with the Responsible Minerals Assurance Process (RMAP) Protocols Maintained by RMI and posted on the RMI website as of May 20, 2026.

Metal	Standard Smelter Name	City/State/Province	Country	Status
Tungsten	A.L.M.T. Corp.	Toyama City	Japan	Conformant
Gold	Abington Reldan Metals, LLC	Pennsylvania	USA	Conformant
Gold	Advanced Chemical Company	Rhode Island	USA	Active
Gold	Agosi AG	Pforzheim	Germany	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Tokyo	Japan	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Tashkent	Uzbekistan	Conformant
Tin	Alpha Assembly Solutions Inc.	Pennsylvania	USA	Conformant
Tantalum	AMG Brasil	São João del Rei	Brazil	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Nova Lima	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Mendrisio	Switzerland	Conformant
Gold	Asahi Metalfine, Inc.	Bando Ibaraki	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Ontario	Canada	Conformant
Gold	Asahi Refining USA Inc.	Utah	USA	Conformant
Gold	Asaka Riken Co., Ltd.	Tamura	Japan	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vinh Bao District	Vietnam	Conformant
Gold	Aurubis AG	Hamburg	Germany	Conformant
Tin	Aurubis Beerse	Beerse	Belgium	Conformant
Tin	Aurubis Berango	Berango	Spain	Conformant
Gold	Bangalore Refinery	Bangalore	India	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Quezon City	Philippines	Conformant
Gold	C. Hafner GmbH + Co. KG	Pforzheim	Germany	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Montréal	Canada	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha	China	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Chifeng	China	Conformant
Gold	Chimet S.p.A.	Arezzo	Italy	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	Luoyang	China	Conformant
Tin	China Tin Group Co., Ltd.	Laibin	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Ganzhou	China	Conformant
Gold	Chugai Mining	Tokyo	Japan	Conformant
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	Hunan Sheng	China	Conformant
Gold	Coimpa Industrial LTDA	Manaus	Brazil	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	São José	Brazil	Conformant
Tin	CRM Synergies EMEA, S.L.U.	Toledo	Spain	Conformant
Tungsten	Cronimet Brasil Ltda	Araquari	Brazil	Conformant
Tin	CV Ayi Jaya	Sungailiat	Indonesia	Conformant
Tantalum	D Block Metals, LLC	North Carolina	USA	Conformant
Tin	Dongguan Best Alloys Co., Ltd.	Guangdong	China	Conformant
Gold	Dowa	Kosaka	Japan	Conformant

Metal	Standard Smelter Name	City/State/Province	Country	Status
Tin	Dowa	Kosaka	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Gimpo	Republic of Korea	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Honjo	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Kazuno	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Okayama	Japan	Conformant
Gold	Elite Industech Co., Ltd.	Kaohsiung	Taiwan, Province of China	Conformant
Tin	EM Vinto	Oruro	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Ariquemes	Brazil	Conformant
Tantalum	F&X Electro-Materials Ltd.	Jiangmen	China	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Mogi das Cruzes	Brazil	Conformant
Tin	Feinhutte Halsbrucke GmbH	Sachsen	Germany	Conformant
Tin	Fenix Metals	Chmielów	Poland	Conformant
Tantalum	FIR Metals & Resource Ltd.	Zhuzhou	China	Conformant
Gold	GG Refinery Ltd.	Geita	United Republic of Tanzania	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu	China	Conformant
Tantalum	Global Advanced Metals Aizu	Aizuwakamatsu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	Pennsylvania	USA	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Greenbushes	Australia	Conformant
Tungsten	Global Tungsten & Powders Corp.	Pennsylvania	USA	Conformant
Gold	Gold by Gold Colombia	Medellín	Colombia	Conformant
Gold	Gold Corporation - The Perth Mint	Perth	Australia	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Chaozhou	China	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Guangdong Sheng	China	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Chaozhou	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Goslar	Germany	Conformant
Gold	Heimerle + Meule GmbH	Pforzheim	Germany	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang	China	Conformant
Gold	Heraeus Germany GmbH Co. KG	Hanau	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	Fanling	China	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	Shenzhen	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	Ganzhou	China	Conformant
Gold	Impala Platinum - Base Metal Refinery (BMR)	Gauteng	South Africa	Conformant
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	Gauteng	South Africa	Conformant
Gold	Impala Platinum - Rustenburg Smelter	North West	South Africa	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Hohhot	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Soka	Japan	Conformant
Gold	Istanbul Gold Refinery	Kuyumcukent	Turkey	Conformant
Gold	Italpreziosi	Arezzo	Italy	Conformant
Gold	Japan Mint	Osaka	Japan	Conformant
Tungsten	Japan New Metals Co., Ltd.	Akita City	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Ganzhou	China	Conformant
Gold	Jiangxi Copper Co., Ltd.	Guixi City	China	Conformant

Metal	Standard Smelter Name	City/State/Province	Country	Status
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Fengxin	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Sheng	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	Ganzhou	China	Conformant
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	Jiangxi	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tonggu	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	Yichun	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Ganzhou	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Ganzhou	China	Conformant
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Chinese Taipei	Taiwan, Province of China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Jiujiang	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang	China	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Ōita	Japan	Conformant
Gold	Kazzinc	Ust-Kamenogorsk	Kazakhstan	Conformant
Tantalum	KEMET de Mexico	Matamoros	Mexico	Conformant
Tungsten	Kenee Mining Vietnam Company Limited	Phú Yên	Vietnam	Conformant
Tungsten	Kennametal Fallon	Nevada	USA	Conformant
Tungsten	Kennametal Huntsville	Alabama	USA	Conformant
Gold	Kennecott Utah Copper LLC	Utah	USA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Lubin	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Sayama	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Gangnam	Republic of Korea	Conformant
Tungsten	Lianyou Advanced Materials Co., Ltd.	Yilan	Taiwan, Province of China	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Fangliao	Taiwan, Province of China	Conformant
Gold	LS MnM Inc.	Ulsan-gwangyeoksi	Republic of Korea	Conformant
Gold	LT Metal Ltd.	Seo-gu	Republic of Korea	Conformant
Tin	Luna Smelter, Ltd.	Kigali	Rwanda	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	São João del Rei	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Butterworth	Malaysia	Active
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Nanfeng Xiaozhai	China	Conformant
Tungsten	Masan High-Tech Materials	Dai Tu	Vietnam	Conformant
Gold	Materion	New York	USA	Conformant
Tantalum	Materion Newton Inc.	Massachusetts	USA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Iruma	Japan	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	Kempton Park	South Africa	Conformant
Tin	Metallic Resources, Inc.	Ohio	USA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	District Raigad	India	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	Kwai Chung	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	Suzhou	China	Conformant
Gold	Metalor Technologies S.A.	Marin	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	Massachusetts	USA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Torreon	Mexico	Conformant

Metal	Standard Smelter Name	City/State/Province	Country	Status
Tantalum	Mineracao Taboca S.A.	Presidente Figueiredo	Brazil	Conformant
Tin	Mineracao Taboca S.A.	Bairro Guarapiranga	Brazil	Conformant
Tin	Mining Minerals Resources SARL	Lubumbashi	Democratic Republic of Congo	Conformant
Tin	Minsur	Paracas	Peru	Conformant
Gold	Mitsubishi Materials Corporation	Tokyo	Japan	Conformant
Tin	Mitsubishi Materials Corporation	Tokyo	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Takehara	Japan	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Omuta	Japan	Conformant
Gold	MKS PAMP SA	Geneva	Switzerland	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	Mewat	India	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Bahçelievler	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Navoi	Uzbekistan	Conformant
Gold	NH Recytech Company	Pyeongtaek-si	Republic of Korea	Conformant
Tungsten	Niagara Refining LLC	New York	USA	Conformant
Gold	Nihon Material Co., Ltd.	Noda	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Shizuishan City	China	Conformant
Tantalum	NPM Silmet AS	Sillamäe	Estonia	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Nongkham Sriracha	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Rosario	Philippines	Conformant
Gold	Oegussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Vienna	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Nara-shi	Japan	Conformant
Tin	Operaciones Metalurgicas S.A.	Oruro	Bolivia	Conformant
Tin	P Kay Metal, Inc.	Idaho	USA	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Pampanga	Philippines	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Marilao	Philippines	Conformant
Gold	Planta Recuperadora de Metales SpA	Mejillones	Chile	Conformant
Tantalum	PowerX Ltd.	Kigali	Rwanda	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Jakarta	Indonesia	Conformant
Tin	PT Arsed Indonesia	Bangka	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Sungailiat	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Sungailiat	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Air Mesu	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Batam	Indonesia	Conformant
Tin	PT Masbro Alam Stania	Sungailiat	Indonesia	Active
Tin	PT Mitra Stania Prima	Sungailiat	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Pangkalpinang	Indonesia	Conformant
Tin	PT Premium Tin Indonesia	Pangkalan Baru	Indonesia	Conformant
Tin	PT Prima Timah Utama	Pangkal Pinang	Indonesia	Conformant

Metal	Standard Smelter Name	City/State/Province	Country	Status
Tin	PT Putera Sarana Shakti (PT PSS)	Sungailiat	Indonesia	Conformant
Tin	PT Rajehan Ariq	Pangkal Pinang	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Mentok	Indonesia	Conformant
Gold	PX Precinox S.A.	La Chaux-de-Fonds	Switzerland	Conformant
Tantalum	QuantumClean	Texas	USA	Conformant
Gold	Rand Refinery (Pty) Ltd.	Germiston	South Africa	Conformant
Gold	REMONDIS PMR B.V.	Moerdijk	Netherlands	Conformant
Tantalum	Resind Industria e Comercio Ltda.	São João del Rei	Brazil	Conformant
Tin	Resind Industria e Comercio Ltda.	São João del Rei	Brazil	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	Yecheng City	China	Conformant
Gold	Royal Canadian Mint	Ottawa	Canada	Conformant
Tin	Rui Da Hung	Longtan Shiang Taoyuan	Taiwan, Province of China	Conformant
Tungsten	S.P.T. spol.s r.o.	Středočeský kraj	Czechia	Conformant
Gold	SAFINA A.S.	Vestec	Czech Republic	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Madrid	Spain	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	Shandong Sheng	China	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong	China	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Fujian Sheng	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Chengdu	China	Conformant
Tin	Soft Metais Ltda.	São Paulo	Brazil	Conformant
Gold	Solar Applied Materials Technology Corp.	Tainan City	Taiwan, Province of China	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Saijo	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Gunsan-si	Republic of Korea	Conformant
Tin	Super Ligas	Piracicaba	Brazil	Conformant
Gold	T.C.A S.p.A	Capolona	Italy	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of Mitsui Mining & Smelting Co., Ltd.	Hirosima	Japan	Conformant
Tantalum	Taki Chemical Co., Ltd.	Harima	Japan	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Hiratsuka	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Map Ta Phut	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Goslar	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Mito	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Laufenburg	Germany	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Laufenburg	Germany	Conformant
Tantalum	Telex Metals	Pennsylvania	USA	Conformant
Tin	Thaisarco	Amphur Muang	Thailand	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Gejiu	China	Conformant
Tin	Tin Technology & Refining	Pennsylvania	USA	Conformant
Gold	Tokuriki Honten Co., Ltd.	Kuki	Japan	Conformant

Metal	Standard Smelter Name	City/State/Province	Country	Status
Gold	TOO Tau-Ken-Altyn	Astana	Kazakhstan	Conformant
Tungsten	Tungamoy Metals Inc.	Gunsan, South Korea	Republic of Korea	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Song Cong	Vietnam	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Ust-Kamenogorsk	Kazakhstan	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Hoboken	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	New York	USA	Conformant
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	Chirchik, Tashkent Region	Uzbekistan	Active
Gold	Valcambi S.A.	Balerna	Switzerland	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Ariquemes	Brazil	Conformant
Gold	WIELAND Edelmetalle GmbH	Pforzheim	Germany	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	St. Martin i-S	Austria	Conformant
Tin	Woodcross Smelting Company Limited	Mbarara	Uganda	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen	China	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	Yingde	China	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Guangdong Sheng	China	Conformant
Gold	Yamakin Co., Ltd.	Konan	Japan	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Zhuzhou	China	Conformant
Gold	Yokohama Metal Co., Ltd.	Sagamihara	Japan	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Gejiu	China	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Sanmenxia	China	Conformant
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	Fujian	China	Conformant